Exhibit 99.1

UNFI Announces Closing of $500 Million Notes Offering

Providence, Rhode Island – October 22, 2020 -- United Natural Foods, Inc. (NYSE: UNFI) (“UNFI”) today announced that it has successfully completed its previously announced notes offering of $500 million aggregate principal amount of 6.750% Senior Notes due 2028 (the “Notes”).

After deducting the initial purchasers’ discount and estimated offering and related expenses payable by UNFI, the net proceeds to UNFI were approximately $490.5 million. UNFI used the net proceeds of the Notes offering, together with borrowings under its ABL credit facility, to repay $500 million of the amounts outstanding under its term loan facility (including accrued and unpaid interest with respect to such amount). The Notes are UNFI’s senior unsecured obligations and are guaranteed by each of UNFI’s existing and future subsidiaries that are borrowers under or that guarantee its ABL credit facility and term loan facility.

“We’re pleased to have completed our first unsecured note offering, which extends the maturity on $500 million of our outstanding debt to 2028 and continues our efforts to de-risk our overall capital structure as we make progress towards achieving a long-term net leverage in the range of 2.0x to 2.5x,” said John Howard, UNFI’s Chief Financial Officer.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements. Accordingly, the Notes were offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About United Natural Foods

UNFI is North America’s premier food wholesaler delivering the widest variety of products to customer locations throughout North America including natural product superstores, independent retailers, conventional supermarket chains, ecommerce retailers, and food service customers. By providing this deeper ‘full-store’ selection and compelling brands for every aisle, UNFI is uniquely positioned to deliver great food, more choices, and fresh thinking to customers everywhere. Today, UNFI is the largest publicly-traded grocery distributor in America. To learn more about how UNFI is Moving Food Forward, visit www.unfi.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “should,” “will,” and “would,” or similar words. The risks and uncertainties which could impact these statements are described in UNFI’s filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K for the year ended August 1, 2020 filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2020, and other filings UNFI makes with the SEC, and include, but are not limited to, the impact and duration of the COVID-19 outbreak; UNFI’s dependence on principal customers; UNFI’s sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends; UNFI’s ability to realize anticipated benefits of its acquisitions and dispositions, in particular, its acquisition of SUPERVALU; UNFI’s reliance on the continued growth in sales of higher margin natural and organic foods and non-food products in comparison to lower margin conventional grocery products; increased competition in UNFI’s industry as a result of increased distribution of natural, organic and specialty products and direct distribution of those products by large retailers and online distributors; the possibility that restructuring, asset impairment, and other charges and costs we may incur in connection with the sale or closure of our retail operations will exceed our current expectations; increased competition as a result of continuing consolidation of retailers in the natural product industry and the growth of supernatural chains; the addition or loss of significant customers or material changes to UNFI’s relationships with these customers; union-organizing activities that could cause labor relations difficulties and increased costs; UNFI’s ability to operate, and rely on third parties to operate reliable and secure technology systems; the relatively low margins of UNFI’s business; moderated supplier promotional activity, including decreased forward buying opportunities; UNFI’s ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across UNFI and to achieve efficiencies and cost savings from these efforts; the potential for additional asset impairment charges; UNFI’s sensitivity to inflationary and deflationary pressures; the potential for disruptions in UNFI’s supply chain or its distribution capabilities by circumstances beyond its control, including a health epidemic; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; volatility in fuel costs; volatility in foreign exchange rates; and UNFI’s ability to identify and successfully complete asset or business acquisitions. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Except as otherwise may be required by law, UNFI is not undertaking to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.

Investor Contact:
Steve Bloomquist, 952-828-4144
Steve.j.bloomquist@unfi.com